EXHIBIT 21.1

LINCARE HOLDINGS INC. ACTIVE SUBSIDIARIES AND

PARTNERSHIPS

DELAWARE CORPORATIONS:

1)	Alpha Respiratory Inc.

2)	Gamma Acquisition Inc.

3)	Health Care Solutions at Home Inc.

4)	Home-Care Equipment Network Inc.

5)	Lincare Holdings Inc.

6)	Lincare Inc.

7)	Lincare Licensing Inc.

8)	Lincare Pharmacy Services Inc.

9)	Lincare Procurement Inc.

10)	Med 4 Home Inc.

11)	Lincare of Canada Acquisition Inc.

DELAWARE LIMITED LIABILITY COMPANY:

1)	Caring Responders LLC

2)	HCS Lancaster LLC

3)	Lincare Equipment LLC

4)	Lincare Leasing LLC

5)	mdINR, LLC

6)	Medimatics LLC

7)	PulmoRehab LLC

8)	Lincare Pulmonary Rehab Management, LLC

9)	Community Pharmacy Services, LLC

10)	Acro Healthcare, LLC

11)	Lincare Online LLC

FLORIDA:

1)	Lincare Pulmonary Rehab Services of Florida, P.L. (not owned but effectively controlled)

FLORIDA CORPORATION:

1)	Optigen, Inc.

2)	MRB Acquisition Corp.

INDIANA CORPORATION:

1)	ConvaCare Services Inc.

KANSAS CORPORATION:

1)	Sleepcair, Inc.

2)	Spectrum Medical Equipment Inc.

MICHIGAN LIMITED LIABILITY COMPANY:

1)	Healthlink Medical Equipment LLC

2)	MMOC, LLC

3)	W&F High Tech Systems, LLC

4)	OCT Pharmacy, LLC

5)	Complete Infusion Services, LLC

MISSOURI:

1)	Lincare Pulmonary Rehab Services of Missouri, LLC

NEW YORK CORPORATION:

1)	Lincare of New York Inc.

OHIO CORPORATION:

1)	Valley Medical Corporation

PENNSYLVANIA LIMITED LIABILITY COMPANY:

1)	Acro Pharmaceutical Services LLC

CANADA:

1)	Lincare of Canada Inc.

2)	1536502 Ontario Inc.